                                                               Exhibit 99.B11(b)












CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-41224 of The BlackRock Government Income Trust of our report dated August 15, 1996, and the reference to us under the heading "Change of Independent Accountants", both appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in the Prospectus which is also included in such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
August 25, 1997